Exhibit 99.1
For more information, contact:
William M. Lowe, Jr.
Vice President
Chief Operating Officer
Chief Financial Officer
(336) 316-5664
Unifi Announces Fourth Quarter Results
     GREENSBORO, N.C. — August 2, 2007 — Unifi, Inc. (NYSE:UFI) today released operating results for its fourth quarter and fiscal year ended June 24, 2007.
     Net income for the current quarter, including discontinued operations, was a net loss of $72.3 million or $1.19 per share compared a net loss of $5.4 million or $0.10 per share for the prior year June quarter. Net income for the current quarter was negatively impacted by a pre-tax impairment charge of $84.7 million to adjust the carrying value of the Company’s ownership interest in Parkdale America, LLC, as well as $4.3 million in pre-tax bad debt charges. Net income from continuing operations for the current quarter was a net loss of $73.3 million or $1.21 per share compared to a net loss of $5.2 million or $0.10 per share for the prior year June quarter.
     Net income for the 2007 fiscal year, including discontinued operations, was a net loss of $113.1 million or $2.01 per share compared to a net loss of $14.4 million or $0.28 per share for the 2006 fiscal year. Net income from continuing operations for the 2007 fiscal year was a net loss of $114.6 million or $2.04 per share compared to a net loss of $14.7 million or $0.28 per share for the 2006 fiscal year.
     “Fiscal 2007 presented many challenges for us, primarily in the area of ever increasing and fluctuating raw material prices, said William Lowe, Chief Operating Officer and Chief Financial Officer for Unifi. “Nevertheless, we successfully integrated our most recent acquisition in Dillon, South Carolina, increased our cash position, consummated several asset sales, and have positioned the Company to make its next step toward creating shareholder value by closing our Kinston facility and resourcing a certain quantity of our commodity partially oriented yarn versus manufacturing it at that facility. This will reduce our operating costs and provide flexibility in our texturing operations in the future.”
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Unifi Announces Fourth Quarter Results — page 2
     Net sales from continuing operations for the current June quarter of $185.3 million were up $2.1 million or 1.1 percent compared to net sales of $183.2 million for the prior year June quarter. Net sales of $690.3 million for the 2007 fiscal year represent a decrease of $48.4 million, or 6.6 percent, compared to net sales of $738.7 million for the 2006 fiscal year. Net sales of $363.5 million in the second half of the 2007 fiscal year were essentially unchanged from the $364.5 million in the second half of fiscal 2006, reversing the volume shortfalls experienced in the first half of the current fiscal year that resulted from soft retail demand and inventory adjustments throughout the supply chain.
     Cash-on-hand at the end of the current June quarter was $40.0 million, which is up from the $26.8 million at the end of the March quarter. Included in the current cash balance is a $6.1 million dividend received from the Company’s equity affiliate partner Parkdale America. Total debt at the end of the current June quarter was $244.0 million, which is a decrease of $3.2 million over the $247.2 million at the end of the March quarter.
     Unifi, Inc. (NYSE: UFI) is a diversified producer and processor of multi-filament polyester and nylon textured yarns and related raw materials. The Company adds value to the supply chain and enhances consumer demand for its products through the development and introduction of branded yarns that provide unique performance, comfort and aesthetic advantages. Key Unifi brands include, but are not limited to: aio® – all-in-one performance yarns, Sorbtek®, A.M.Y.®, Mynx® UV, Repreve®, Reflexx®, MicroVista® and Satura®. Unifi’s yarns and brands are readily found in home furnishings, apparel, legwear, and sewing thread, as well as industrial, automotive, military, and medical applications. For more information about Unifi, visit http://www.unifi.com.
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Financial Statements to Follow

Unifi Announces Fourth Quarter Results — page 3

UNIFI, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited) (Amounts in Thousands Except Per Share Data)

	For the Quarters Ended		For the Fiscal Years Ended
	June 24, 2007	June 25, 2006	June 24, 2007	June 25, 2006

Net sales	$185,267	$183,189	$690,308	$738,665
Cost of sales	172,812	171,348	652,743	696,055
Selling, general & administrative expenses	12,032	10,402	44,886	41,534
Provision (recovery) for bad debts	4,302	(93)	7,174	1,256
Interest expense	6,732	5,203	25,518	19,266
Interest income	(970)	(1,308)	(3,187)	(6,320)
Other (income) expense, net	129	(187)	(2,576)	(1,466)
Equity in (earnings) losses of unconsolidated affiliates	(181)	453	4,292	(825)
Write down of long-lived assets	659	51	16,731	2,366
Write down of investment in equity affiliate	84,742	—	84,742	—
Restructuring recoveries	(157)	(283)	(157)	(254)
Loss on early extinguishment of debt	—	2,949	—	2,949

Loss from continuing operations before income taxes	(94,833)	(5,346)	(139,858)	(15,896)
Benefit from income taxes	(21,546)	(147)	(25,294)	(1,170)

Loss from continuing operations	(73,287)	(5,199)	(114,564)	(14,726)
Income (loss) from discontinued operations, net of tax	1,002	(196)	1,465	360

Net loss	$(72,285)	$(5,395)	$(113,099)	$(14,366)

Earnings (losses) per common share (basic and diluted):
Net loss — continuing operations	$(1.21)	$(0.10)	$(2.04)	$(0.28)
Net income — discontinued operations	0.02	—	0.03	—

Net loss — basic and diluted	$(1.19)	$(0.10)	$(2.01)	$(0.28)

Weighted average basic and diluted shares outstanding	60,537	52,190	56,184	52,155
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Unifi Announces Fourth Quarter Results — page 4

UNIFI, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited) (Amounts in Thousands)

	June 24, 2007	June 25, 2006
Assets
Cash and cash equivalents	$40,031	$35,317
Receivables, net	93,989	93,236
Inventories	124,127	116,018
Deferred income taxes	16,261	11,739
Assets held for sale	7,880	17,418
Restricted cash	4,036	—
Other current assets	11,973	9,229

Total current assets	298,297	282,957
Property, plant and equipment	209,955	237,697
Investments in unconsolidated affiliates	93,170	190,217
Intangible assets, net	42,290	—
Other noncurrent assets	20,424	21,766

	$664,136	$732,637

Liabilities and Shareholders’ Equity
Accounts payable	$64,405	$68,916
Accrued expenses	25,493	23,869
Income taxes payable	247	2,303
Current maturities of long-term debt and other current liabilities	11,198	6,330

Total current liabilities	101,343	101,418

Long-term debt and other liabilities	236,149	202,405
Deferred income taxes	23,507	45,861
Shareholders’ equity	303,137	382,953

	$664,136	$732,637

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Unifi Announces Fourth Quarter Results — page 5

UNIFI, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited) (Amounts in Thousands)

	For the Fiscal Years Ended
	June 24, 2007	June 25, 2006
Cash and cash equivalents at beginning of year	$35,317	$105,621
Operating activities:
Net loss	(113,099)	(14,366)
Adjustments to reconcile net loss to net cash provided by continuing operating activities:
Income from discontinued operations	(1,465)	(360)
Net (earnings) loss of unconsolidated equity affiliates, net of distributions	7,029	1,945
Depreciation	41,594	48,669
Amortization	3,264	1,276
Stock-based compensation expense	1,692	676
Net gain on asset sales	(1,225)	(1,755)
Non-cash portion of loss on extinguishment of debt	—	1,793
Non-cash write down of long-lived assets	16,731	2,366
Non-cash write-down of investment in equity affiliate	84,742	—
Non-cash portion of restructuring recoveries	(157)	(254)
Deferred income tax	(27,301)	(7,776)
Provision for bad debts	7,174	1,256
Other	(867)	(474)
Change in assets and liabilities, excluding effects of acquisitions and foreign currency adjustments	(7,492)	(4,492)

Net cash provided by continuing operating activities	10,620	28,504

Investing activities:
Capital expenditures	(7,840)	(11,988)
Acquisitions	(43,165)	(30,634)
Investment in foreign restricted assets	—	171
Collection of notes receivable	1,266	404
Change in restricted cash	(4,036)	2,766
Proceeds from sale of capital assets	5,099	10,093
Return of capital from equity affiliates	3,630	—
Net proceeds from split dollar life insurance surrenders	1,757	1,806
Split dollar life insurance premiums	(217)	(217)
Other	—	(42)

Net cash used in investing activities	(43,506)	(27,641)

Financing activities:
Payments of long-term debt	(97,000)	(273,134)
Borrowings of long-term debt	133,000	190,000
Debt issuance costs	—	(8,041)
Other	(134)	1,001

Net cash provided by (used in) financing activities	35,866	(90,174)

Cash flows of discontinued operations:
Operating cash flow	277	(3,342)
Investing cash flow	—	22,028

Net cash provided by discontinued operations	277	18,686

Effect of exchange rate changes on cash and cash equivalents	1,457	321

Net increase (decrease) in cash and cash equivalents	4,714	(70,304)

Cash and cash equivalents at end of year	$40,031	$35,317

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Unifi Announces Fourth Quarter Results — page 6
CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS
Certain statements included herein contain forward-looking statements within the meaning of federal security laws about Unifi, Inc.’s (the “Company”) financial condition and results of operations that are based on management’s current expectations, estimates and projections about the markets in which the Company operates, as well as management’s beliefs and assumptions. Words such as “expects,” “anticipates,” “believes,” “estimates,” variations of such words and other similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s judgment only as of the date hereof. The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise.
Factors that may cause actual outcome and results to differ materially from those expressed in, or implied by, these forward-looking statements include, but are not necessarily limited to, availability, sourcing and pricing of raw materials, pressures on sales prices and volumes due to competition and economic conditions, reliance on and financial viability of significant customers, operating performance of joint ventures, alliances and other equity investments, technological advancements, employee relations, changes in construction spending, capital expenditures and long-term investments (including those related to unforeseen acquisition opportunities), continued availability of financial resources through financing arrangements and operations, outcomes of pending or threatened legal proceedings, negotiation of new or modifications of existing contracts for asset management and for property and equipment construction and acquisition, regulations governing tax laws, other governmental and authoritative bodies’ policies and legislation, and proceeds received from the sale of assets held for disposal. In addition to these representative factors, forward-looking statements could be impacted by general domestic and international economic and industry conditions in the markets where the Company competes, such as changes in currency exchange rates, interest and inflation rates, recession and other economic and political factors over which the Company has no control. Other risks and uncertainties may be described from time to time in the Company’s other reports and filings with the Securities and Exchange Commission.
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